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                                                                     EXHIBIT 4.3



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                              COMMUNITY FIRST, INC.

                                STOCK OPTION PLAN














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                                TABLE OF CONTENTS

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Section                                                                       Page
  No.                                                                          No.

1.       Establishment and Purpose of the Plan...................................1

2.       Definitions.............................................................1

3.       Eligibility.............................................................2

4.       Plan Administration.....................................................2

5.       Shares Subject to the Plan..............................................2

6.       Types of Grants.........................................................2

7.       Options.................................................................3

8.       Adjustments Upon Changes in Capitalization..............................3

9.       Termination and Amendment...............................................4

10.      Non-Assignability.......................................................4

11.      Exercise by Estate......................................................4

12.      General Provisions......................................................4

13.      Change of Control of the Bank...........................................5

14.      Undercapitalization.....................................................6


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                     COMMUNITY FIRST, INC. STOCK OPTION PLAN

        1. Establishment and Purpose of the Plan. The purpose of this Plan is to provide a flexible means of compensation and motivation for outstanding performance by employees of the Company and its Subsidiaries, directors of the Company, and organizers of the Company to further the growth and profitability of the Company.

        2.      Definitions.

                Board or Board of Directors. The Board of Directors of the Company.

                Common Stock. The common stock of the Company, $10.00 par value.

                Company. Community First, Inc., a company chartered under the laws of Tennessee, and any successor or transferee of substantially all of its business or assets.

                Employee. A full-time key employee of the Company or a Subsidiary, including an officer who is such an employee.

                Fair Market Value. The fair market value of the shares of Common Stock as of such date as determined in good faith by the Board of Directors.

                Incentive Stock Option. Any Option intended to meet the requirements of an incentive stock option as defined in Section 422.

                Non-Qualified Stock Option. Any Option not intended to be an Incentive Stock Option.

                Option. An option to purchase Common Stock granted under the Plan, including both an Incentive Stock Option and a Non-Qualified Stock Option.

                Person. An individual, a partnership, a corporation, or any other private, governmental or other entity.

                Plan. The Community First, Inc. Stock Option Plan herein set forth, as the same may from time to time be amended.

                Rule 16b-3. Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and any successor rule or regulation.

                Section 422. Section 422 of the Internal Revenue Code of 1986, as amended, or any successor statute.



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                Subsidiary. Any business association (including a corporation or a partnership) in an unbroken chain of such associations beginning with the Company if each of the associations (other than the last association in such chain) owns equity interests possessing 50% or more of the combined voting power of all classes of equity interests in one of the other associations in such chain.

        3. Eligibility. A grant under this Plan may be made to any Employee, any director of the Company, or any organizers as to whom the Board of Directors determines that making such grant is in the best interests of the Company; provided, however, that (i) no grant may be made to a director of the Company who serves on the Board of Directors other than as provided under Rule 16b-3, and (ii) no grant of an Incentive Stock Option may be made to a person other than an Employee.

        4. Plan Administration. This Plan shall be administered by the Board of Directors. The Board of Directors shall have full power to interpret and administer this Plan and full authority to act in selecting the grantees and in determining type and amount of grants, the terms and conditions of grants, and the terms of agreements which will be entered into with grantees governing such grants. The Board of Directors shall have the power to make rules and guidelines for carrying out the Plan and to make changes in such rules and guidelines from time to time as it deems proper. Any interpretation by the Board of Directors of the terms and provisions of the Plan and the administration thereof and all action taken by the Board of Directors shall be final and binding.

        5.      Shares Subject to the Plan. Subject to adjustment as provided in
Section 8, the total amount of shares of Common Stock available for grant under this Plan shall be 85,500. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares and shares acquired in the open market or by private purchase by the Company. Any Common Stock which is purchased shall be purchased by the Company at prices no higher than the Fair Market Value of such Common Stock at the time of purchase. If for any reason any shares of Common Stock issued under any grant hereunder are forfeited or canceled, or a grant otherwise terminates or is terminated for any reason without the issuance of any shares, then all such shares, to the extent of any such forfeiture, cancellation or termination, shall again be available for grant under this Plan.

        6.      Types of Grants.

                (a) The Board of Directors may make such grants under this Plan as in its discretion it deems advisable to effect the purpose of the Plan, including without limitation grants of Incentive Stock Options and Non-Qualified Stock Options. Such grants may be issued separately or in combination, or in tandem, and additional grants may be issued in combination, or in tandem, with grants previously issued under this Plan or otherwise. As used in this Plan, references to grants in tandem shall mean grants consisting of more than one type of grant where the exercise of one element of the grant effects the cancellation of one or more other elements of the grant.



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                (b) The exercise price of an Option or other grant shall equal at least 100% of the Fair Market Value of the shares of Common Stock on the date of such grant, and be paid in cash or such other consideration as the Board of Directors may determine consistent with applicable law.

        7.      Options.

                (a) Each Option shall have such terms and conditions as the Board of Directors shall determine in accordance with this Plan. A grantee shall have no rights of a shareholder with respect to any shares of Common Stock subject to an Option unless and until a certificate for such shares shall have been issued.

                (b) All the provisions of Section 422 and the regulations thereunder as in effect from time to time are hereby incorporated by reference herein with respect to Incentive Stock Options to the extent that their inclusion in this Plan is necessary from time to time to preserve their status as incentive stock options for purposes of Section 422. Each provision of the Plan and each agreement relating to an Incentive Stock Option shall be construed so that it shall be an incentive stock option for purposes of Section 422, and any provisions thereof which cannot be so construed shall be disregarded.

                (c) Notwithstanding any other provision herein contained, no Employee may receive an Incentive Stock Option under the Plan if such Employee, at the time the award is granted, owns (as defined in Section 424(d) of the Internal Revenue Code, as amended (the "Code")) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent or any subsidiary, unless the option price for such Incentive Stock Option is at least 110% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant and such Option is not exercisable after the date five years from the date such Option is granted.

                (d) The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the capital stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under this Plan or any other plan of the Company or the parent or any subsidiary of the Company) shall not exceed $100,000.

                (e) No Option shall exceed ten years in duration. No Incentive Stock Option shall be granted pursuant to this Plan at any time beyond ten years from the earlier of the adoption date of the Plan or the date of shareholder approval of the Plan.

        8. Adjustments Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, issuance of securities convertible into Common Stock, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or a sale by the Company of all or substantially all of its assets, or any distribution to shareholders other than a normal cash dividend, or any



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assumption or conversion of outstanding grants as a result of an acquisition, and except as otherwise provided in an agreement between the Recipient and the Company, the Board of Directors shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any adjustments in outstanding grants as it deems appropriate to maintain equivalent value; provided, however, that adjustments to Incentive Stock Options shall meet the applicable requirements of Section 422 and Section 424 of the Code.

        9.      Termination and Amendment.

                (a) This Plan shall be effective upon its adoption by the Board of Directors, provided that approval by the shareholders of the Company is obtained within the 12 months preceding or following such adoption. It shall remain in full force and effect unless terminated by the Board of Directors, which shall have the power to amend, suspend, terminate or reinstate this Plan at any time, provided that no amendment which increases the number of Shares of Common Stock subject to the Plan, or materially adversely affects the availability of Rule 16b-3 with respect to this Plan, shall be made without shareholder approval.

                (b) Without limiting the generality of the foregoing, the Board of Directors may (i) amend any limitations in this Plan if and when they are no longer required under Rule 16b-3 or Section 422 and (ii) amend the provisions of this Plan to assure its continued compliance with Rule 16b-3 and Section 422.

        10. Non-Assignability. Unless otherwise specified in an agreement between an organizer and the Company, grants are not transferable other than by will or the laws of descent and distribution. A grant is exercisable during the grantee's lifetime only by the grantee or his or her guardian or legal representative.

        11. Exercise by Estate. Any provision of this Plan to the contrary notwithstanding, unless otherwise determined by the Board of Directors, the estate of any grantee shall have 12 months from the date of such grantee's death to exercise any grant hereunder, or such longer period as the Board of Directors may determine.

        12.     General Provisions.

                (a) Nothing contained in this Plan, or in any grant made pursuant to the Plan, shall confer upon any grantee any right with respect to terms, conditions or continuance of employment by the Company or any Subsidiary.

                (b) For purposes of this Plan, transfer of employment between the Company and any of its Subsidiaries shall not be deemed termination of employment.

                (c) Appropriate provision may be made by the Board of Directors for all taxes required to be withheld in connection with any grant, the exercise thereof, and the transfer of shares of Common Stock, in respect of any federal, state, local or foreign withholding taxes. In the



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case of payment in the form of Common Stock, the Company shall have the right to retain the number of shares of Common Stock whose Fair Market Value equals the amount to be withheld.

                (d) If any day on or before which such action by the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day which is not a Saturday, Sunday or legal holiday.

                (e) This Plan and all determinations made and actions taken pursuant thereto shall be governed by the substantive laws and procedural provisions of the State of Tennessee, without regard to principles of conflicts of laws, unless otherwise governed by federal law.

                (f) The Board of Directors may amend any outstanding grants to the extent it deems appropriate, provided that the grantee's consent shall be required in the case of amendments adverse to the grantee.

        13.     Change of Control of the Company.

                (a) Any provision of this Plan to the contrary notwithstanding, in the event of a change in control of the Company, unless (i) otherwise directed by the Board of Directors by resolution adopted prior to such Change in Control or within ten days thereafter or (ii) otherwise provided in the agreement entered into between the Company and a grant recipient, all of the grants under this Plan shall become completely vested and immediately exercisable.

                (b) For purposes of this Section 13, "Change in Control" of the Company shall mean the occurrence of one or more of the following:

                        (i) acquisition in one or more transactions of 25 percent or more of the Common Stock by any Person, or by two or more Persons acting as a group, other than directly from the Company;

                        (ii) acquisition in one or more transactions of at least 15 percent but less than 25 percent of the Common Stock by any Person, or by two or more Persons acting as a group (excluding officers and directors of the Company), and the adoption by the Board of Directors of a resolution declaring that a change in control of the Company has occurred;

                        (iii) a merger, consolidation, reorganization, recapitalization or similar transaction involving the securities of the Company upon the consummation of which more than 50 percent in voting power of the voting securities of the surviving corporation(s) is held by Persons other than former shareholders of the Company; or

                        (iv) 25 percent or more of the directors elected by shareholders of the Company to the Board of Directors are persons who were not listed as nominees in the



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        Company's then most recent proxy statement (the "New Directors"), unless a majority of the members of the Board of Directors, excluding the New Directors, vote that no change of control shall have occurred by virtue of the election of the New Directors.

                (c) If grants shall become exercisable pursuant to this Section 13, the Company shall use its best efforts to assist the grantees in exercise of their grants in such a manner as to avoid liability to the Company for profits under Section 16(b) of the Securities Exchange Act of 1934, as amended, as a result of such exercise, including (not by way of limitation) explanation of and assistance in meeting the requirements of Paragraph (e) of Rule 16b-3.

        14. Undercapitalization. In the event the Company's capital falls below minimum regulatory requirements, as determined by the Company's primary state or federal regulator, the Company's primary state or federal regulator may direct the Company to require any holder granted options under this Plan to exercise or forfeit their stock rights under those grants.

        IN WITNESS WHEREOF, the foregoing Community First, Inc. Stock Option Plan has been executed this ____ day of May, 1999.

                                            COMMUNITY FIRST, INC.


                                            By:
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                                            Its:
                                                --------------------------------

Attest:

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